Exhibit 9.2

C/M 12034.0001 489335.1

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                        FUND ACCOUNTING SERVICE AGREEMENT

                                     between

                               AMERINDO FUNDS INC.

                                       and

                          AMERICAN DATA SERVICES, INC.













                                [GRAPHIC OMITTED]
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                                      INDEX
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1. DUTIES OF ADS.........................................................3


2. COMPENSATION OF ADS...................................................4


3. LIMITATION OF LIABILITY OF ADS........................................4


4. REPORTS...............................................................5


5. ACTIVITIES OF ADS.....................................................5


6. ACCOUNTS AND RECORDS..................................................5


7. CONFIDENTIALITY.......................................................5


8. DURATION AND TERMINATION OF THIS AGREEMENT............................6


9. ASSIGNMENT............................................................6


10.  NEW YORK LAWS TO APPLY..............................................6


11. AMENDMENTS TO THIS AGREEMENT.........................................6


12. MERGER OF AGREEMENT..................................................6


13. NOTICES..............................................................6


SCHEDULE A...............................................................8

(A) FUND ACCOUNTING SERVICE FEE:.........................................8
(B) EXPENSES.............................................................8
(C) SPECIAL REPORTS......................................................9
(D) SERVICE DEPOSIT......................................................9
(E) CONVERSION CHARGE....................................................9

SCHEDULE B:.............................................................10



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                        FUND ACCOUNTING SERVICE AGREEMENT


AGREEMENT made the 25th day of October, 1996, by and between Amerindo Funds, Inc. on behalf of its series, Amerindo Technology Fund, a Maryland corporation, (the "Fund") having its principal offices and places of business at One Embarcadero, Suite 2300, San Francisco, CA 94111 and 399 Park Avenue, New York, NY 10022 , and American Data Services, Inc., a New York corporation having its principal office and place of business at 24 West Carver Street., Huntington, New York 11743 ("ADS").




                                   BACKGROUND

WHEREAS, the Fund is a non-diversified, open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, ADS is a corporation experienced in providing accounting services to mutual funds and possesses facilities sufficient to provide such services; and

WHEREAS, the Fund desires to avail itself of the experience, assistance and facilities of ADS and to have ADS perform for the Fund certain services appropriate to the operations of the Fund, and ADS is willing to furnish such services in accordance with the terms hereinafter set forth.

                                      TERMS

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the Fund and ADS hereby agree as follows:


1.   DUTIES OF ADS.

     ADS will provide the Fund with the necessary office space, communication facilities and personnel to perform the following services for the Fund:

     (a) Obtain daily securities quotations for all securities in the Fund's portfolio from independent pricing services and determination of unrealized appreciation/depreciation of portfolio securities..

     (b) Timely calculate and transmit to NASDAQ the Fund's daily net asset value and communicate such value to the Fund and its transfer agent;

     (c) Maintain and keep current all books and records of the Fund as required by Rule 31a-1 under the 1940 Act, as such rule or any successor rule may be amended from time to time ("Rule 31a-1"), that are applicable to the fulfillment of ADS's duties hereunder, as well as any other documents necessary or advisable for compliance with applicable regulations as may be mutually agreed to between the Fund and ADS. Without limiting the generality of the foregoing, ADS will prepare and maintain the following records upon receipt of information in proper form from the Fund or its authorized agents:

                     .   Cash receipts journal
                     .   Cash disbursements journal

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                     .   Dividend record
                     .   Purchase and sales - portfolio securities
                     .   journals Subscription and redemption journals
                     .   Security ledgers Broker ledger General ledger
                     .   Daily expense accruals Daily income accruals
                     .   Securities and monies borrowed or loaned and
                     .   collateral therefore Foreign currency journals
                     .   Trial balances


     (d) Provide the Fund and its investment adviser with daily portfolio valuation, net asset value calculation and other standard operational reports as requested from time to time.

     (e) Provide all raw data available from our fund accounting system (PAIRS) for the Administrator's preparation of the following:

                      1.   Semi-annual financial statements;
                      2.   Semi-annual form N-SAR;
                      3.   Annual tax returns;
                      4.   Financial data necessary to update form N-1a;
                      5.   Annual proxy statement.

     (f) Provide facilities to accommodate annual audit and any audits or examinations conducted by the Securities and Exchange Commission or any other governmental or quasi-governmental entities with jurisdiction.

     (g) Verify and reconcile with the Fund's custodian bank all daily trade activity.

ADS shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.


2.   COMPENSATION OF ADS.

     In consideration of the services to be performed by ADS as set forth herein for each portfolio listed in Schedule B, ADS shall be entitled to receive compensation and reimbursement for all reasonable out-of-pocket expenses. The Fund agrees to pay ADS the fees and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule A.


3.   LIMITATION OF LIABILITY OF ADS.

     (a) ADS shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be without liability to the Fund for any action taken or omitted by it in good faith without gross negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder. It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Fund, advice of the Fund, or of counsel for the Fund and upon statements of the Fund's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of ADS, in violation of applicable federal or state

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laws or regulations, and provided further that such action is taken without negligence, bad faith, willful misconduct or reckless disregard of its duties.

     (b) Nothing herein contained shall be construed to protect ADS against any liability to the Fund or its security holders to which ADS shall otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties on behalf of the Fund, reckless disregard of ADS' obligations and duties under this Agreement or the willful violation of any applicable law.

     (c) Except as may otherwise be provided by applicable law, neither ADS nor its stockholders, officers, directors, employees or agents shall be subject to, and the Fund shall indemnify and hold such persons harmless from and against, any liability for and any damages, reasonable expenses (including attorney's fees) or losses incurred by reason of the inaccuracy of information furnished to ADS by the Fund or its authorized agents.


4.   REPORTS.

     (a) The Fund shall provide to ADS on a quarterly basis a report of a duly authorized officer of the Fund representing that all information furnished to ADS during the preceding quarter was true, complete and correct in all material respects. ADS shall not be responsible for the accuracy of any information furnished to it by the Fund or its authorized agents, and the Fund shall hold ADS harmless in regard to any liability incurred by reason of the inaccuracy of such information.

     (b) Whenever, in the course of performing its duties under this Agreement, ADS determines, on the basis of information supplied to ADS by the Fund or its authorized agents, that a violation of applicable law has occurred or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, would occur, ADS shall promptly notify the Fund and its counsel of such violation.


5.   ACTIVITIES OF ADS.

     The services of ADS under this Agreement are not to be deemed exclusive, and ADS shall be free to render similar services to others so long as its services hereunder are not impaired thereby.


6.   ACCOUNTS AND RECORDS.

     The accounts and records maintained by ADS shall be the property of the Fund, and shall be surrendered to the Fund promptly upon request by the Fund in the form in which such accounts and records have been maintained or preserved. ADS agrees to maintain a back-up set of accounts and records of the Fund (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. ADS shall assist the Fund's independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund's accounts and records. ADS shall preserve the accounts and records in its possession (at the expense of the Fund) as they are required to be maintained and preserved by Rule 31a-1.


7.   CONFIDENTIALITY.

     ADS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and not to be disclosed to any person except as may be authorized by the Fund.


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8.   DURATION AND TERMINATION OF THIS AGREEMENT.

     This Agreement shall become effective as of the date hereof and shall continue to remain in force, provided however, that both parties to this Agreement have the option to terminate the Agreement, upon sixty (60) days prior written notice.

     Should the Fund exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, ADS reserves the right to charge for any other reasonable expenses associated with such termination.


9.   ASSIGNMENT.

     This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the prior written consent of ADS, or by ADS without the prior written consent of the Fund.


10.  NEW YORK LAWS TO APPLY

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.


11.  AMENDMENTS TO THIS AGREEMENT.

     This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.


12.  MERGER OF AGREEMENT

     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.


13.  NOTICES.

     All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Fund:                                 To ADS:
Ms. Dana Smith                               Michael Miola
Vice President                               President
Amerindo Funds, Inc.                         American Data Services, Inc.
399 Park Avenue                              24 West Carver Street
New York, New York  10022                    Huntington, New York  11743

                                 With a copy to:
                             Thomas R. Westle, Esq.
                                Battle Fowler LLP
                               75 East 55th Street
                            New York, New York 10022

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


     AMERINDO FUNDS, INC.                 AMERICAN DATA SERVICES, INC.


    By:____________________________       By:__________________________
        Dana Smith, Vice President            Michael Miola, President


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                                   SCHEDULE A


(a)  FUND ACCOUNTING SERVICE FEE:

     For the services rendered by ADS in its capacity as fund accounting agent, as specified in Paragraph 1. DUTIES OF ADS, the Fund shall pay ADS, within ten
(10) days after receipt of an invoice from ADS at the beginning of each month, a fee equal to:


        Calculated Fee Will Be Based Upon Prior Month Average Net Assets:
                          (No prorating partial months)

MONTHLY FEE PER PORTFOLIO:

                                          Portfolio Type
Net Assets (in millions)         Global     Domestic       Money Mkt
Under $2 ........................ $1,000    $   900        $   800
From $2  to $ ...................  1,375      1,100            950
From $5  to $10 .................  1,750      1,400          1,250
From $10  to $20.................  2,125      1,700          1,475
From $20  to $25 ................  2,500      2,000          1,700
From $25 to $40..................  3,000      2,500          2,000
Excess of  $40 million:
   The fee for assets from $25
    million to $40 million
    plus 1/12 of ................  3.50BP*    2.20BP         2.00BP

* Basis Points


MULTI-CLASS PROCESSING CHARGE

$300 per month will be charged for each additional class of stock per portfolio.


(b)  EXPENSES.

     The Fund shall reimburse ADS for any direct out-of-pocket expenses, exclusive of salaries, advanced by ADS in connection with but not limited to the printing or filing of documents for the Fund, travel, telephone, quotation services, facsimile transmissions, stationery and supplies, record storage, NASDAQ insertion fee (if applicable) of $22 per month, Pro-rata portion of annual SAS 70 review, postage, telex, and courier charges, incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse ADS within fifteen (15) days after receipt thereof.


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(c)  SPECIAL REPORTS.

     All reports and /or analyses requested by the Fund, its auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Fund, that are not in the normal course of fund accounting activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

        Labor:
          Senior staff - $150.00/hr.
          Junior staff - $ 75.00/hr.
         Computer time - $45.00/hr.



(d)  SERVICE DEPOSIT.

The Fund will remit to ADS upon execution of this Agreement a service deposit equal to one (1) month's minimum fee under this Agreement, computed in accordance with the number of portfolios listed in Schedule B of this Agreement. The Fund will have the option to have the service deposit applied to the last month's service fee, or applied to any new contract between the Fund and ADS.




(e)  CONVERSION CHARGE.

     NOTE: FOR EXISTING FUNDS ONLY (new funds please ignore):

     There will not be any charge to convert the Fund's portfolio accounting records on to the ADS fund accounting system (PAIRS). However, ADS will be reimbursed for direct all out-of-pocket expenses, enumerated in paragraph (b) above, incurred during the conversion process.


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                                   SCHEDULE B:

                 PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

                            AMERINDO TECHNOLOGY FUND

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